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                                                                    EXHIBIT 10.1

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                           ORASURE TECHNOLOGIES, INC.

                           LOAN AND SECURITY AGREEMENT

                               September 10, 2002

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This LOAN AND SECURITY AGREEMENT is entered into as of September 10, 2002, by and between COMERICA BANK--CALIFORNIA ("Bank") and ORASURE TECHNOLOGIES, INC., a Delaware corporation ("Borrower").

                                    RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

          1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term "financial statements" shall include the notes and schedules accompanying such financial statements to the extent such statements are for an annual or quarterly period.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1    Credit Extensions.

                 (a) Loans; Promise to Pay. Bank agrees to advance Borrower Credit Extensions, in lawful money of the United States of America, pursuant to the terms hereof. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest accrued on the unpaid principal amount of such Credit Extensions, at rates determined in accordance with the terms hereof.

                 (b)  Revolving Advances.

                          (i)    Amount. Subject to and upon the terms and
conditions of this Agreement, Borrower may from time to time request, and Bank will provide, Revolving Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Committed Revolving Line Amount or (B) the Borrowing Base. The Borrowing Base for a Revolving Advance shall be determined from the most recent Borrowing Base Certificate delivered by Borrower, in accordance with Section 6.2(f), prior to such Revolving Advance.

                          (ii)   Interest; Repayment. Interest shall accrue on
each Revolving Advance at a rate determined in accordance with Section 2.3(a)(i), and shall be payable in accordance with Section 2.3(c). Each such Revolving Advance may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Revolving Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Revolving Advance, without penalty or premium, prior to the Revolving Maturity Date in the event the Revolving Advance is a Variable Rate Advance, but, except as provide in Section 2.2, Borrower shall be subject to, and shall pay, a LIBOR Prepayment Penalty in the event that the Revolving Advance is a LIBOR Advance and the Borrower repays such LIBOR Advance prior to the last scheduled day of the applicable LIBOR Interest Period.

                          (iii)  Form of Request. Whenever Borrower desires a
Revolving Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 12:00 noon Pacific time, on the Business Day that the Revolving Advance is to be made. Each such notification shall be promptly confirmed by a

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Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Revolving Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's reasonable discretion such Revolving Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably and in good faith believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Revolving Advances made under this Section 2.1(b) to Borrower's deposit account at Bank.

                 (c)  Term Advance.

                          (i)    Amount. Subject to and upon the terms and
conditions of this Agreement, Bank agrees to make a Term Advance to Borrower on the Closing Date in an amount equal to the Committed Term Loan Amount. Proceeds from the Term Advance will be used to repay the outstanding principal amount of and accrued interest on Borrower's term indebtedness with Lafayette Ambassador Bank as of the Closing Date. Any proceeds from the Term Advance remaining after such repayment will be credited to Borrower's deposit account at Bank.

                          (ii)   Interest; Repayment. Interest shall accrue on
the Term Advance at a rate determined in accordance with Section 2.3(a)(ii), and shall be payable in accordance with Section 2.3(c). The Term Advance shall be repaid in forty-two (42) consecutive, equal monthly payments of principal, plus all accrued interest, beginning on October 1, 2002 and continuing on the first day of each month thereafter through the Term Maturity Date, at which time all amounts due in connection with the Term Advance made under this Section 2.1(c) shall be immediately due and payable. The Term Advance, once repaid, may not be reborrowed. Borrower may prepay the Term Advance prior to the Term Maturity Date, without penalty or premium, in the event the Term Advance is a Variable Rate Advance, but Borrower shall be subject to, and shall pay, (A) a LIBOR Prepayment Penalty in the event the Term Advance is a LIBOR Advance and the Borrower repays such LIBOR Advance prior to the last scheduled day of the applicable LIBOR Interest Period, or (B) a Prepayment Penalty in the event the Term Advance is a Fixed Rate Advance and the Borrower repays such Fixed Rate Advance prior to the last day of the applicable Fixed Rate Interest Period.

                 (d)  Non-Revolving Advances

                          (i)    Amount. Subject to and upon the terms and
conditions of this Agreement, Borrower may on any Non-Revolving Advance Date request, and Bank shall provide, Non-Revolving Advances in an aggregate outstanding amount not to exceed the Committed Non-Revolving Line Amount. Non-Revolving Advances shall be used to reimburse Borrower for 90% of the invoice amount of CAPEX Equipment which Borrower shall have purchased or, in the case of an installment purchase, made the final installment payment for, within ninety (90) days of the applicable Non-Revolving Advance Date. Invoice amounts subject to reimbursement under this Section 2.1(d)(i) shall exclude taxes, shipping, warranty charges, freight discounts and installation expense to the extent such items are itemized separately from the purchase price for the affected CAPEX Equipment.

                          (ii)   Interest; Repayment. Interest shall accrue on
each Non-Revolving Advance at a rate determined in accordance with Section 2.3(a)(iii), and shall be payable in accordance with Section 2.3(c). Each Non-Revolving Advance made to Borrower shall be repaid in forty-eight (48) consecutive, equal monthly payments of principal, plus accrued interest thereon, beginning on the first day of the first month following the date of such Non-Revolving Advance and on the first day of each month thereafter and, in all events, all Non-Revolving Advances shall be due and payable no later than the Non-Revolving Maturity Date. Each Non-Revolving Advance, once repaid, may not be reborrowed. Borrower may prepay any Non-Revolving Advance, without penalty or premium, prior to the final maturity date for such Non-Revolving Advance in the event that the Non-Revolving Advance is a Variable Rate Advance, but Borrower shall be subject to, and shall pay, (A) a LIBOR Prepayment Penalty in the event the Non-Revolving Advance is a LIBOR Advance and Borrower repays such LIBOR Advance prior to the last scheduled day of the applicable LIBOR Interest Period, or (B) a Prepayment Penalty in the event that the Non-Revolving Advance is a Fixed Rate Advance and the Borrower repays such Fixed Rate Advance prior to the last day of the applicable Fixed Rate Interest Period.

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                          (iii)  Form of Request. Whenever Borrower desires a
Non-Revolving Advance, Borrower will notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 12:00 noon Pacific time, on the Business Day that is three (3) Business Days prior to the date the Non-Revolving Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoices for any CAPEX Equipment to be financed. Bank will credit the amount of Non-Revolving Advances made under this
Section 2.1(d) to Borrower's deposit account at Bank.

                 (e)  Mortgage Advance.

                          (i)    Amount. Subject to and upon the terms and
conditions of this Agreement, Bank agrees to make the Mortgage Advance to Borrower on the Closing Date in the amount of the Committed Mortgage Loan Amount. The Mortgage Advance made under this Section 2.1(e) will be used to repay the outstanding principal amount of Borrower's mortgage indebtedness with Lafayette Ambassador Bank as of the Closing Date.

                          (ii)   Interest; Repayment. Interest shall accrue on
the Mortgage Advance at a rate determined in accordance with Section 2.3(a)(iv), and shall be payable in accordance with Section 2.3(c). The Mortgage Advance shall be payable in sixty (60) equal monthly installments of $7,426.02 (which reflects a 15-year amortization and an assumed interest rate of 5.95% for the initial five (5) years following the date hereof), beginning on October 1, 2002 and continuing on the first day of each month thereafter through September 1, 2007 and, thereafter, the interest rate shall be reset as provided in Sections 2.3(a)(iv) and (d) hereof, and the Mortgage Advance shall then be payable in sixty (60) equal monthly installments beginning October 1, 2007 and continuing on the first day of each month thereafter through the Mortgage Maturity Date, at which time all amounts of principal and accrued interest remaining unpaid in connection with the Mortgage Advance shall be immediately due and payable. The Mortgage Advance, once repaid, may not be reborrowed. Borrower may prepay the Mortgage Advance, without penalty or premium, prior to the Mortgage Maturity Date in the event the Mortgage Advance is a Variable Rate Advance, but Borrower shall be subject to, and shall pay, a Prepayment Penalty in the event the Mortgage Advance is a Fixed Rate Advance and Borrower repays such Fixed Rate Advance prior to last day of the applicable Fixed Rate Interest Period.

          2.2 Overadvances. If the aggregate amount of the outstanding Revolving Advances exceeds the lesser of the Committed Revolving Line Amount or the Borrowing Base at any time, Borrower shall pay to Bank, in cash, the amount of such excess promptly after becoming aware of such circumstance. If Borrower is required to prepay any Revolving Advance because of a change by Bank in the standards of eligibility for Eligible Accounts (as permitted by the definition thereof), Borrower may do so without penalty or premium.

          2.3 Interest Rates; Late Fee; Default Rate; Payments; Computation; Interest Rate Conversion.

                 (a) Interest Rates. Except as set forth in Section 2.3(b) and subject to Sections 2.3(d) and (e), the interest rate on each Credit Extension made hereunder shall be determined as follows:

                          (i)    Revolving Advances. The Revolving Advances
shall bear interest, on the outstanding daily balance thereof, at Borrower's option, at a rate per annum equal to (A) the Prime Rate less 0.25%, or (B) 30-day LIBOR plus 2.55%, in each case initially determined at the time of funding.

                          (ii)   Term Advance. The Term Advance shall bear
interest, on the outstanding daily balance thereof, at Borrower's option, at a rate per annum equal to (A) the Prime Rate, (B) 180-day or 360-day LIBOR plus 2.625%, or (C) the 3.5 year Treasury Note Rate plus 2.30%, in each case initially determined at the time of funding.

                          (iii)  Non-Revolving Advances. The Non-Revolving
Advances shall bear interest, on the outstanding daily balance thereof, at Borrower's option, at a rate per annum equal to (A) the Prime Rate, (B) 180-day or 360-day LIBOR plus 2.625%, or (C) the 4-year Treasury Note Rate plus 2.30%, in each case initially determined at the time of funding.

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                          (iv)   Mortgage Advance. The Mortgage Advance shall
bear interest, on the outstanding daily balance thereof, at Borrower's option, at a rate per annum equal to (A) the Prime Rate, or (B) the 5-year Treasury Note Rate plus 2.85%, in each case initially determined at the time of funding.

                 (b) Late Fee; Default Rate. If any payment is not made within ten days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                 (c) Payments. Unless otherwise provided, interest on the Credit Extensions hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option and upon notice to Borrower, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Revolving Facility with respect to interest on the Revolving Advances, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                 (d) Computation; Interest Rate Adjustment. Interest on each Credit Extension shall accrue from and including the date of such Credit Extension, to but excluding the date of repayment, provided such payment is received by Bank prior to 2:00 p.m. Pacific time on the date of repayment. In the event a Credit Extension is a Variable Rate Advance and the Prime Rate is changed from time to time after the date thereof, the rate of interest on such Variable Rate Advance shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. In the event a Credit Extension is a LIBOR Advance, the rate of interest on such Credit Extension shall be initially fixed on the date of such Credit Extension based on the LIBOR Interest Period selected by Borrower and increased or decreased, as applicable, on the first day of each subsequent LIBOR Interest Period. In the event the Mortgage Advance is a Fixed Rate Advance, the applicable interest rate on the Mortgage Advance shall be initially fixed at the date of funding and shall remain in effect until the end of the first Fixed Rate Interest Period. Thereafter, the interest rate shall be reset in accordance with
Section 2.3(a)(iv) effective as of the first day of the second Fixed Rate Interest Period, unless Borrower elects to convert the Mortgage Advance to a Variable Rate Advance pursuant to Section 2.3(e) hereof. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year and the actual number of days elapsed

                 (e)  Interest Rate Conversion. Notwithstanding Section 2.3(d),
(i) with respect to any Credit Extension other than the Mortgage Advance, Borrower shall have the right at any time to convert such Credit Extension from a Variable Rate Advance to a LIBOR Advance and, on the first day of any LIBOR Interest Period, to convert such Credit Extension from a LIBOR Advance to a Variable Rate Advance or to select a different LIBOR Interest Period with respect to such Credit Extension (to the extent a different LIBOR Interest Period is permitted under Section 2.3(a)), and (ii) with respect to the Mortgage Advance, Borrower shall have the right, effective as of the first day of the second Fixed Rate Interest Period, to convert the Mortgage Advance from a Fixed Rate Advance to a Variable Rate Advance or from a Variable Rate Advance to a Fixed Rate Advance, as the case may be. Any conversion of a Credit Extension or change in the LIBOR Interest Period hereunder shall be at Borrower's option and without penalty or premium. The new interest rate resulting from a converted Credit Extension or a changed LIBOR Interest Period shall be determined in accordance with Section 2.3(a). If Borrower decides to convert a Credit Extension or change a LIBOR Interest Period hereunder, Borrower will notify Bank by facsimile or telephone no later than 3:00 p.m. Pacific time, on the day the conversion or change is to occur which must be a Business Day. Each notice shall specify the date of the conversion or change, the Credit Extension to be converted or changed, and the new interest rate or new LIBOR Interest Period selected by Borrower.

          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment from Borrower to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the

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contrary contained herein, any wire transfer or payment received by Bank after
12:00 noon Pacific Time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5    Fees.  Borrower shall pay to Bank the following:

                 (a) Facility Fee. A Facility Fee of $30,000 in the aggregate, $15,000 of which has been paid to Bank and receipt of which is hereby acknowledged by Bank, and $15,000 of which shall be paid on the Closing Date hereof, all of which shall be earned and nonrefundable;

                 (b) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all subsequently incurred Bank Expenses within fifteen (15) days of Borrower's receipt of an invoice therefor, provided that any such invoice must include a written statement describing in reasonable detail the Bank Expenses set forth therein.

          2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.8 and 12.9(d), shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

     3.   CONDITIONS OF LOANS.

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received payment by Borrower of all Bank Expenses then due as specified in Section 2.5, and the following documents in form and substance reasonably satisfactory to Bank (except for the landlord's waivers specified in Section 3.1(o), the provision of which shall not be a condition precedent so long as Borrower uses commercially reasonable efforts to obtain such waivers):

                 (a)  this Agreement duly executed  by Borrower;

                 (b) an officer's certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                 (c) a financing statement(s) (Form UCC-1) regarding Bank's security interest in the Collateral;

                 (d) a mortgage granting Bank a first lien mortgage on the Property duly executed by Borrower;

                 (e) a mortgage granting Bank a third lien mortgage on the Property duly executed by Borrower;

                 (f)  a subordination agreement with PIDA;

                 (g) three (3) separate securities account control agreements duly executed by Borrower;

                 (h)  agreement to provide insurance;

                 (i) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

                 (j) an audit of the Collateral, the results of which shall be satisfactory to Bank;

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                 (k)  interim financial statements of Borrower for the quarter ended June 30, 2002;

                 (l)  an appraisal of the Property;

                 (m)  Phase I and Phase II Environmental Studies for the
Property;

                 (n)  a flood recertification;

                 (o) a landlord's waiver for the property leased by Borrower at 150 Webster Street, Bethlehem, Pennsylvania 18015, 8505 SW Creekside Place, Beaverton, Oregon 97008 and 220 East First Street, Bethlehem, Pennsylvania 18015;

                 (p) a marked-up title commitment insuring Bank's first and third lien mortgages on the Property; and

                 (q) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                 (a) timely receipt by Bank of a Payment/Advance Form for such Credit Extension, to the extent required under Section 2.1; and

                 (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST.


          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest, when perfected by filing in accordance with applicable law, will constitute a valid, first priority security interest in the Collateral. Notwithstanding any termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that describe the Collateral and which contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Bank shall provide Borrower with a copy of all filings made hereunder. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain "control"

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of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code), with any agreements establishing control to be in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.

          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon not less than five (5) days prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), and at Borrower's expense, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral, in accordance with this Agreement.

     5.   REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants as follows:

          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of the state of its organization, and is qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized by Borrower, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

          5.3 Collateral. Borrower's title to the Collateral is free and clear of Liens, except for Permitted Liens. Except as set forth in the Schedule or as permitted under Sections 7.7 or 7.10, all Collateral is located solely in the Collateral States. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule or as permitted under Section 7.7, none of Borrower's Investments is maintained or invested with a Person other than Bank or Bank's Affiliates.

          5.4 Intellectual Property. Borrower is the sole owner of the Intellectual Property, except for (i) Intellectual Property where Borrower has granted a license to its customers, research partners or other Persons for the distribution or development of products or otherwise in the ordinary course of business, (ii) Intellectual Property in which Borrower has received a license or other rights from another Person or (iii) as otherwise disclosed in the Schedule. To the best of Borrower's knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.

          5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, during the past five (5) years Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

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          5.6    Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision is likely and would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.7 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and its Subsidiaries, taken as a whole, that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period covered by such statements. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.8 Payment of Debts; Solvency. Borrower is able to pay its debts (including trade debts) as they mature; and Borrower is Solvent.

          5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has not violated any statutes, laws, ordinances or rules applicable to it, including, without limitation, the Federal Fair Labor Standards Act, all Environmental Laws, all federal and state securities laws and regulations, the rules of the NASDAQ Stock Market and all rules and regulations promulgated by the FDA, except for violations which are not reasonably likely to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

          5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and except as permitted under Sections 7.3 or 7.7.

          5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. Notwithstanding the foregoing, Bank acknowledges that Borrower has not obtained FDA approval or clearance for the OraQuick(R) rapid HIV antibody test, the Uplink(TM) drugs of abuse rapid detection system or other products of Borrower which have not been developed and commercialized, and the failure to do so shall not constitute a breach of this Section 5.11.

          5.12   Inbound Licenses.  Intentionally omitted.

          5.13 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or other written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

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     6.   AFFIRMATIVE COVENANTS.

     Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in their respective states of organization, shall maintain its qualification and good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except where the failure to meet such requirements would not reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects, with all statutes, laws, ordinances and government rules and regulations to which it is subject, including all applicable Environmental Laws, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all material licenses, permits and approvals, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank:

                 (a) as soon as available, but in any event within twenty (20) days after the end of each calendar month, a company prepared monthly and year to date consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer (with a comparison to budget);

                 (b) as soon as available, but in any event within thirty (30) days prior to each fiscal year end, internally prepared quarterly and annual financial projections (for at least 2 forward-looking years);

                 (c) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission ("SEC") within five (5) days after filing and all other documents filed with the SEC within five (5) days after filing;

                 (d) promptly upon receipt of notice thereof, a report of any legal action pending or threatened (to the extent known to Borrower) against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Subsidiary of $500,000 or more;

                 (e) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time;

                 (f) within twenty (20) days after the end of each calendar month Borrower shall deliver to Bank a Borrowing Base Certificate dated as of the end of the immediately preceding month, signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable;

                 (g) at the time Borrower delivers its reports on Form 10-K and 10-Q under Section 6.2(c), Borrower shall also deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto; and

                 (h) as soon as possible and in any event within three (3) Business Days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

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          6.3    Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves (in accordance with GAAP) have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of each return, recovery, dispute or claim involving more than $150,000 of Inventory.

          6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.5    Insurance.

                 (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

                 (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender's loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least thirty
(30) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank's option, be payable to Bank to be applied on account of the Obligations.

          6.6 Primary Depository. Borrower shall open and maintain its primary depository, operating and investment accounts with Bank or Bank's Affiliates on the date hereof and shall terminate the use of all currently existing primary depository and/or operating accounts at other financial institutions as primary accounts as soon as practicable (but in no event more than ninety (90) days) following the date hereof.

          6.7 Financial Covenants. Borrower shall maintain the following financial ratios and covenants, reported as of the last day of each calendar quarter, except for the covenants set forth in Section 6.7(b) which shall be maintained at all times and reported monthly and Section 6.7(d) which shall be reported as of December 31, 2003 and as of the end of each fiscal year thereafter:

                 (a) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

                 (b) Minimum Liquidity. A balance of cash, cash equivalents and short-term investments plus Excess Collateral Availability under the Revolving Facility, of not less than $7,500,000, which amount shall include at least $4,000,000 in cash, cash equivalents and short-term investments.

                 (c) Tangible Net Worth. A Tangible Net Worth of not less than $19,000,000.

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                 (d) Minimum Profitability. Borrower will achieve positive
consolidated net income (determined in accordance with GAAP) for the twelve (12) month fiscal period ending December 31, 2003, and for each fiscal year thereafter.

          6.8    Registration of Intellectual Property Rights.

                 (a) Borrower shall register or cause to be registered consistent with its past practices (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) all registrable intellectual property rights Borrower has developed as of the date of this Agreement but heretofore failed to register, and (ii) those additional registrable intellectual property rights developed or acquired by Borrower from time to time in connection with any product or service, promptly following development or acquisition or initial provision of the related service, except in each case where the failure to register is not reasonably likely to have a Material Adverse Effect.

                 (b) Borrower shall use commercially reasonable efforts, consistent with its past practices, to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of infringements detected that are reasonably likely to have a Material Adverse Effect and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public where such abandonment, forfeiture or dedication is reasonably likely to have a Material Adverse Effect.

          6.9    Consent of Inbound Licensors.  Intentionally omitted.

          6.10 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions hereunder, Borrower will not do any of the following without Bank's prior written consent, which shall not be unreasonably withheld or delayed:

          7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers; provided that this Section 7.1 shall not preclude Borrower or any of its Subsidiaries from expending funds in the ordinary course of business.

          7.2 Change in Corporate Name, Location or Executive Office; Change in Business; Change in Fiscal Year; Change in Control. Change its corporate name, fiscal year end, the Borrower State, or the Chief Executive Office State without at least thirty (30) days prior written notification to Bank; or engage in any business, or permit any of its Subsidiaries to engage in any business, other than businesses reasonably related or incidental to the businesses engaged in by Borrower on the Closing Date; or have a Change in Control.

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), except where (i) the surviving entity in such merger or consolidation is Borrower or any such Subsidiary, and (ii) no Event of Default has occurred, is continuing or would exist after giving effect to the transaction.

          7.4 Indebtedness. Create, incur, assume, guarantee or become liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank or its Affiliates or as permitted under Section 7.9.

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          7.5    Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, including, without limitation, its Intellectual Property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Liens, assignments or conveyances to Bank or its Affiliates and except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower's property, including, without limitation, its Intellectual Property.

          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists.

          7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments and Permitted Indebtedness or as permitted under Section 7.3, or maintain or place any of its Investments with a Person other than Bank or Bank's Affiliates, except as disclosed on the Schedule, unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are (i) disclosed in the Schedule or (ii) are in the ordinary course of Borrower's business and are upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person. Nothing in this Agreement shall preclude Borrower from paying fees, salaries and bonuses, or granting equity compensation pursuant to stock options or stock purchase plans, to its directors, officers and employees, or reimbursing or paying advances to its directors, officers or employees for relocation or business-related expenditures, in each case in accordance with its usual and customary practices or as approved by Borrower's Board of Directors or a committee thereof.

          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank's rights contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory and Equipment. Except as disclosed in the Schedule, store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for (i) Inventory or Equipment sold in the ordinary course of business, (ii) Equipment transferred for use by a customer pursuant to a reagent rental agreement or similar arrangement in the ordinary course of business, or (iii) Inventory or Equipment at such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the locations set forth in the Schedule and such other locations which Borrower gives Bank prior written notice.

          7.11 No Investment Company. Become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its primary activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

          7.12 Merrill Lynch Investment Account. Acquire with assets from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") Account No. 83807G24 any shares of Merrill Lynch Ready Assets Trust, U.S. Government or U.S. Treasury money market funds, shares of any Merrill Lynch Institutional Funds, non-listed partnership interests, annuities, life insurance contracts or precious metals.

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     8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1    Payment Default.

                 (a) If Borrower fails to pay any principal of or interest on any Credit Extension when due; or

                 (b) If Borrower fails to pay any other Obligation (other than principal of or interest on any Credit Extension) when due and such failure continues for at least fifteen (15) days after receipt of written notice thereof by Bank.

          8.2    Covenant Default.

                 (a) If Borrower fails to perform any obligation under Article 6 (other than any obligation under Sections 6.2(a), (b), (c), (f), (g) or (h), 6.6 or 6.7 as to which the cure period shall be fifteen (15) days) or violates any of the covenants contained in Article 7 of this Agreement and such failure or violation shall continue for a period of at least thirty (30) days after written notice thereof by Bank; or

                 (b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, or covenant contained in this Agreement, or in any other Loan Document, and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within thirty (30) days after Borrower receives written notice thereof by Bank; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

          8.3 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank's security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report and Borrower has not restored the priority of Bank's security interest in the Collateral within thirty (30) days after written notice thereof by Bank;

          8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of any Credit Extension or a material impairment of the value or priority of Bank's security interests in the Collateral; and Borrower has not corrected such material adverse change or impairment within fifteen (15) days after receipt of written notice thereof by Bank;

          8.5 Attachment. If all or a substantial portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or substantially all of its business affairs, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

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          8.7    Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration of any Indebtedness prior to its maturity in an amount in excess of $500,000 or that is reasonably likely to have a Material Adverse Effect;

          8.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under the terms of such Subordinated Debt or under any subordination agreement entered into with Bank;

          8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $500,000 shall be rendered against Borrower and shall remain unsatisfied, unstayed, unreleased or undismissed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

          8.10 Misrepresentations. If any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement is false or incorrect in any material respect.

     9.   BANK'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                 (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

                 (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                 (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                 (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                 (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                 (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

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                 (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

                 (h) Credit bid and purchase at any public sale; and

                 (i) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (g) above regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions hereunder is terminated.

          9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, (a) Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account, and (b) Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. At any time after the occurrence and during the continuance of an Event of Default, if Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 Bank's Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

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               9.6    No Obligation to Pursue Others. Bank has no obligation to
attempt to satisfy the Obligations by collecting them from any other Person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank's rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

               9.7 Remedies Cumulative. Bank's rights and remedies under this Agreement and all other Loan Documents shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

               9.8 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

         10.   NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

               If to Borrower:          OraSure Technologies, Inc.
                                        150 Webster Street
                                        Bethlehem, Pennsylvania 18015-1338
                                        Attn: Ronald H. Spair
                                              Chief Financial Officer
                                        FAX:  (610) 814-2937

               With a copy to:          OraSure Technologies, Inc.
                                        150 Webster Street
                                        Bethlehem, PA 18015-1338
                                        Attn: Jack E. Jerrett, Esq.
                                              General Counsel
                                        FAX:  (610) 814-2937

               If to Bank:              Comerica Bank-California
                                        9920 S. La Cienega Blvd., 14/th/ Floor
                                        Inglewood, California 90301
                                        Attn: Manager
                                        FAX:  (310) 338-6110

               with a copy to:          Comerica Bank-California
                                        Technology & Life Sciences Division
                                        2701 Renaissance Boulevard, Suite 150
                                        King of Prussia, Pennsylvania 19406
                                        Attn: Michael T. Wilk
                                        FAX:  (610) 239-7911

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         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the non-exclusive jurisdiction of the state and Federal courts located in the City of Philadelphia, Commonwealth of Pennsylvania. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

         12.   GENERAL PROVISIONS.

               12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all Persons who become bound as a debtor under this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent shall not be unreasonably withheld or delayed. Bank shall have the right without the consent of, but with written notice to, Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

               12.2   Increased Costs; Increased Capital.

                      (a) If, due to either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to Bank of agreeing to make or making, funding or maintaining Credit Extensions (other than as a result of an increased capital requirement), then Borrower shall from time to time, upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for such increased cost. Increased costs shall not include income, stamp or other taxes, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). Bank agrees that, upon the occurrence of any event giving rise to a demand under this Section 12.2(a), it will, to the extent permitted by law or the relevant governmental authority, endeavor in good faith and consistent with its internal policies to avoid or minimize the increase in costs resulting from such event. A certificate as to the amount of and specifying in reasonable detail the basis for such increased cost, submitted to Borrower by Bank, shall constitute such demand.

                      (b) If either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any law or regulation or (ii) the compliance by Bank with any guideline or request received from any central bank or other governmental authority after the date hereof (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by Bank and Bank determines that the amount of such capital is increased by or based upon the existence of the Credit Extensions or its commitment hereunder, then Borrower shall, from time to time, upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for increased costs associated with such capital requirement to the extent that Bank determines such capital requirement to be allocable to the existence of the Credit Extensions or Bank's commitment hereunder. A certificate as to the amount of such increased cost and capital requirement and specifying in reasonable detail the basis therefor, submitted to Borrower, shall constitute such demand. Bank shall use all reasonable efforts to mitigate the effect upon Borrower of any such increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among Borrower and other borrowers of

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

Bank to which it applies, and Bank shall not be entitled to demand or be compensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline or request, Bank's policy generally to seek to exercise such rights, where available, against other borrowers of Bank.

                      (c)  Notwithstanding the foregoing provisions of this
Section 12.2, (i) Borrower shall not be required to reimburse Bank for any increased costs incurred more than three months prior to the date that Bank notifies Borrower in writing thereof and (ii) in the event Bank makes an assignment of, or grants a participation in, Bank's obligations, rights or benefits hereunder pursuant to Section 12.1, Borrower shall not be obligated to reimburse for increased costs to the extent that the aggregate amount thereof exceeds the aggregate amount for which Borrower would have been obligated if Bank had not made such assignment or granted such participation. Bank shall notify Borrower of any increased cost or capital requirement that would entitle Bank to compensation hereunder promptly after Bank obtains knowledge hereof.

               12.3 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities (collectively, "Losses") claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of transactions between Bank and Borrower under this Agreement, (including without limitation reasonable attorneys fees and expenses), except for Losses or Bank Expenses caused by Bank's gross negligence or willful misconduct. The foregoing indemnification shall not cover any Losses or Bank Expenses relating to (i) any income, stamp or other taxes, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by the United States of America or any political subdivision or taxing authority thereof or therein; or (ii) any costs (whenever imposed) to Bank of agreeing to make or making, funding or maintaining any Credit Extensions or resulting from any capital required or expected to be maintained by Bank or any corporation controlling Bank as a result of Bank's commitment hereunder or the Credit Extensions, provided that nothing in this clause (ii) shall affect Bank's rights under Section 12.2 hereof.

               12.4 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

               12.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               12.6 Amendments in Writing, Integration. All amendments to or terminations of this Agreement must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

               12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 and 12.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

               12.9   Confidentiality.

                      (a) Bank, and all employees and agents (which, for purposes hereof, shall include, but not be limited to, Bank's attorneys and accountants as well as all government regulators) of Bank, shall maintain the confidentiality of and not use (except as permitted under this Agreement) any non-public information relating to Borrower, its Subsidiaries or their businesses received by Bank pursuant to this Agreement or otherwise, except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their

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

present or prospective business relations with Borrower, or to prospective transferees or purchasers of any interest in the Credit Extensions, provided that such subsidiaries, affiliates and prospective transferees and purchasers shall have entered into an agreement in favor of Borrower containing confidentiality provisions at least as stringent as those set forth in this
Section 12.9 and have delivered a copy thereof to Borrower, (ii) as required by law, regulations, rule, subpoena, judicial order or similar order, (iii) as may be required in connection with the examination, audit or similar investigation of Bank and (iv) as Bank may reasonably determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank or any Person to which such information is disclosed in accordance with this Section 12.9; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

                      (b) In the event that Bank or any Person receiving confidential information from Bank becomes legally compelled to disclose any of the information, Bank shall provide Borrower with notice of such event promptly upon obtaining knowledge thereof so that the Borrower may seek a protective order or other appropriate remedy. Bank shall cooperate with Borrower in seeking any such protective order or remedy. In the event that such protective order or other remedy is not obtained, Bank shall furnish only that portion of the confidential information which in its reasonable opinion it is legally required to disclose and shall disclose such information in a manner reasonably designed to preserve its confidential nature.

                      (c) Bank acknowledges that the disclosure or use of confidential information in violation of this Section 12.9 could have serious consequences, and agrees that, in the event of any breach of this Section 12.9 by Bank or its subsidiaries, affiliates, or representatives, Borrower will be entitled to seek equitable relief (including injunctive relief and specific performance) in addition to all other remedies available to it at law or in equity.

                      (d) Bank's obligations and all of the Borrower's rights and remedies under this Section 12.9 shall survive any termination of this Agreement and repayment of the Obligations or the return or destruction of the confidential information, in each case until the date two years after the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                  ORASURE TECHNOLOGIES, INC.

                                                  By: /s/ Ronald H. Spair
                                                     ---------------------------
                                                  Name: Ronald H. Spair
                                                       -------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------


                                                  COMERICA BANK-CALIFORNIA

                                                  By: /s/ Michael T. Wilk
                                                     ---------------------------
                                                  Name: Michael T. Wilk
                                                       -------------------------
                                                  Title: Vice President
                                                         -----------------------

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                                    EXHIBIT A

DEFINITIONS

"Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all goods returned to or reclaimed by Borrower, and Borrower's Books relating to any of the foregoing.

"Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

"Bank Expenses" means all: reasonable out-of-pocket costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration and amendment of the Loan Documents; reasonable out-of-pocket Collateral audit and appraisal fees incurred prior to the date of this Agreement; and Bank's reasonable attorney's fees and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

"Borrower State" means Delaware, the state under whose laws Borrower is organized.

"Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

"Borrowing Base" means an amount equal to 80% of Eligible Accounts, as set forth in the most recent Borrowing Base Certificate delivered by Borrower, which Certificate shall be conclusive absent manifest error.

"Borrowing Base Certificate" means a certificate substantially in the form set forth in Exhibit D hereto and completed by Borrower.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

"CAPEX Budget" means Borrower's 2002/2003 capital expenditure budget dated June 11, 2002 and previously delivered to Bank.

"CAPEX Equipment" means computer equipment, laboratory equipment and manufacturing equipment purchased by Borrower or its Subsidiaries and generally of the type described in the CAPEX Budget.

"Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

"Chief Executive Office State" means Pennsylvania, where Borrower's chief executive office is located.

"Closing Date" means the date of this Agreement.

"Code" means the Pennsylvania Uniform Commercial Code as amended or supplemented from time to time.


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"Collateral" means the property described on Exhibit B attached hereto and all
Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

"Collateral States" means the state or states where the Collateral is located, which are Pennsylvania and Oregon.

"Committed Mortgage Loan Amount" means $887,210.58.

"Committed Non-Revolving Line Amount" means $3,000,000.00.

"Committed Revolving Line Amount" means $4,000,000.00.

"Committed Term Loan Amount" means $3,000,000.00.

"Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect that Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

"Copyrights" means any and all of Borrower's copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

"Credit Extension" means the Mortgage Advance, each Non-Revolving Advance, each Revolving Advance, the Term Advance, or any other cash advance or extension of credit by Bank to or for the benefit of Borrower hereunder.

"Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

"Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility with respect to certain Accounts if Bank determines, in the exercise of its reasonable business judgment after consultation with Borrower, that such change is necessary due to a change in circumstance occurring after the Closing Date which materially adversely affects the collectibility of such Accounts, and provided further that Bank provides Borrower at least thirty (30) days prior written notice of any such change. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

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(b)  Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(c) Accounts with respect to which the account debtor is an officer or employee of Borrower;

(d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

(f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor;

(i) Accounts with respect to an account debtor, including Affiliates of such account debtor, whose total obligations to Borrower exceed 25% of all Accounts (other than LabOne, Inc. whose sublimit shall be 35%), to the extent such obligations exceed the aforementioned percentages, except as approved in writing by Bank (which approval shall not be unreasonably withheld);

(j)  Accounts which have not been invoiced to the applicable account debtor;

(k) Retention billings or similar contract Accounts which have been billed to the account debtor in exchange for future performance by Borrower, but only to the extent Borrower has not performed its required obligations or otherwise provided consideration for such retention billings or Accounts; provided that National Institutes of Health, Small Business Innovation Research or other similar "research" contracts or grants would in all cases be considered to be Eligible Accounts; and

(l) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

"Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, reasonably acceptable to Bank, or
(ii) are covered by reasonably acceptable credit insurance, or (iii) that Bank approves on a case-by-case basis; provided that, notwithstanding the foregoing, the Accounts identified in the Schedule shall be deemed to be approved by Bank as Eligible Foreign Accounts.

"Environmental Laws" means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

"Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

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"Event of Default" has the meaning assigned in Article 8.

"Excess Collateral Availability" means, as of any applicable date, the lesser of the Committed Revolving Line or the Borrowing Base minus the amount of principal outstanding under the Revolving Facility, as at such date.

"FDA" means the United States Food and Drug Administration or any successor thereto.

"Fixed Rate Advance" means a Credit Extension where the Borrower elects to pay interest on such Credit Extension at a fixed rate of interest pursuant to
Section 2.3(a)(ii)(C), 2.3(a)(iii)(C) or 2.3(a)(iv)(B) hereof. "Fixed Rate Interest Period" means (a) with respect to a Non-Revolving Advance, the period commencing on the date of the Non-Revolving Advance and ending on the date which is forty-eight (48) months thereafter, (b) with respect to the Term Advance, the period commencing on the date of the Term Advance and ending on the Term Maturity Date and (c) with respect to the Mortgage Advance, the period commencing on the date of the Mortgage Advance and ending on the fifth (5/th/) anniversary thereof, and the period commencing immediately after the end of such first Fixed Rate Interest Period and ending on the Mortgage Maturity Date.

"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

"Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

"Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

(a)  Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

"Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter

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

owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

"Investment" means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

"LIBOR" means the London Interbank Offered Rate which is a floating annual rate of interest quoted by Bank at approximately 2:00 P.M. Pacific time, two (2) Business Days prior to the first day of any applicable LIBOR Interest Period for the offering to leading banks in the London interbank market of dollar deposits for a period, comparable to the length of the applicable LIBOR Interest Period, and in the amount comparable to the unpaid principal balance of the applicable Credit Extension outstanding at the commencement date of such LIBOR Interest period.

"LIBOR Advance" means a Credit Extension where the Borrower chooses to pay interest on such Credit Extension at a rate pursuant to Sections 2.3(a)(i)(B), 2.3(a)(ii)(B), or 2.3(a)(iii)(B) hereof.

"LIBOR Interest Period" means each consecutive 30-day, 180-day or 360-day period, as applicable, during the term of any LIBOR Advance, commencing on the date the LIBOR Advance is made. Each LIBOR Interest Period shall continue until the earliest to occur of (i) the expiration of such 30-, 180- or 360-day period,
(ii) the applicable maturity date of the LIBOR Advance, or (iii) the repayment in full of all amounts due hereunder.

"LIBOR Prepayment Penalty" means, with regard to the prepayment of a LIBOR Advance, the sum of:

(a) to the extent not paid by Borrower, the Prepaid Principal Amount for such LIBOR Advance and interest accruing on such Prepaid Principal Amount up to, but not including, the Prepayment Date; plus

(b)  Five Hundred Dollars ($500.00); plus

(c) the present value, discounted at the Reinvestment Rates, of the positive amount, if any, by which (i) the interest Bank would have earned at the applicable LIBOR interest rate had the Prepaid Principal Amount not been paid prior to the last scheduled day of the applicable LIBOR Interest Period exceeds (ii) the interest Bank would earn through the last scheduled day of such LIBOR Interest Period by reinvesting the prepaid Principal Amount at the Reinvestment Rates.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

"Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

"Mortgage Advance" means the cash advance to the Borrower pursuant to Section 2.1(e) hereof.

"Mortgage Maturity Date" means September 10, 2012.

"Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

"Non-Revolving Advance" or "Non-Revolving Advances" means a cash advance or cash advances under the Non-Revolving Facility.

Comerica Bank - Loan and Security Agreement

"Non-Revolving Advance Date" means each of three (3) Business Days following the Closing Date, December 10, 2002, March 10, 2003 and June 10, 2003, or any other date occurring after the Closing Date and prior to September 10, 2003 by which Borrower has accumulated invoices for at least $500,000 of CAPEX Equipment eligible for reimbursement under Section 2.1(d) hereof.

"Non-Revolving Facility" means the facility under which Borrower may request Bank to issue, and Bank shall provide, one or more Non-Revolving Advances, as specified in Section 2.1(d) hereof.

"Non-Revolving Maturity Date" means September 10, 2007.

"Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to the Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

"Patents" means all of Borrower's patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of this Agreement.

"Permitted Indebtedness" means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)  Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed $1,000,000 in the aggregate in any fiscal year of Borrower secured by a Lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness;

(d)  Subordinated Debt;

(e) Indebtedness to suppliers, vendors, trade creditors or other parties incurred in the ordinary course of business; and

(f) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose terms upon Borrower or its Subsidiary, as the case may be, which are materially more burdensome than as provided in the terms of Permitted Indebtedness prior to the extension, refinancing or renewal.

"Permitted Investment" means:

(a)  Investments existing on the Closing Date and disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof, (ii) commercial paper currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit of Bank, any Affiliate of Bank or any other bank with a shareholder's equity of at least $50,000,000 in the aggregate, (iv) money market accounts of Bank or any of its Affiliates and (v) any other Investments permitted under Borrower's Investment Guidelines dated March 27, 2002, a copy of which has been provided to Bank and which may be modified by Borrower upon written notice to Bank;

(c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $500,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii)

Comerica Bank - Loan and Security Agreement in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d)  Investments accepted in connection with Permitted Transfers;

(e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $500,000 in the aggregate in any fiscal year;

(f) Investments consisting of (i) travel advances and employee relocation loans and advances and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock options or stock purchase plan agreements approved by Borrower's Board of Directors or any committee thereof;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers, suppliers or other parties or in settlement of delinquent obligations of, and other disputes with, customers, suppliers or other parties arising in the ordinary course of Borrower's business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers, suppliers or other parties who are not Affiliates of Borrower, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the licensing of technology, the development of technology or products or the providing of technical support, provided that any cash Investments by Borrower in connection with such joint ventures or strategic alliances do not exceed $500,000 in the aggregate in any fiscal year.

"Permitted Liens" means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or the title commitment delivered pursuant to Section 3.1 hereof or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;

(c) Liens not to exceed $1,000,000 in the aggregate in any fiscal year (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Mechanic's, materialmen's, warehousemen's, carriers' or other like Liens occurring in the ordinary course of business of Borrower with respect to obligations which are not overdue for a period longer that thirty (30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves (in accordance with GAAP) have been recorded on the books of Borrower;

(e) Deposits or pledges to secure the performance of bids, tenders, contracts, public or statutory obligations, or surety or appeal bids or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by Borrower;

(f) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced shall not increase;

Comerica Bank - Loan and Security Agreement

(g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9;

(h) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

(i) Licenses or similar rights to Borrower's Intellectual Property granted to distributors, research and development parties or other Persons in the ordinary course of business; and

(j) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect.

"Permitted Transfer" means, with respect to Borrower or any Subsidiary, any of the following:

(a)  The Transfer of Inventory or Equipment in the ordinary course of business;

(b) The granting of licenses and similar arrangements for the use of the Intellectual Property or other property of Borrower or its Subsidiaries in connection with research, clinical or other testing, the development of any products or new product applications, or otherwise in the ordinary course of business;

(c)  The Transfer of worn-out, obsolete or unusable Inventory or Equipment; or

(d) The Transfer of any other assets of Borrower or its Subsidiaries which do not in the aggregate exceed $250,000 during any fiscal year.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

"PIDA" means the Pennsylvania Industrial Development Authority, or any successor thereto.

"Prepayment Date" means the date Borrower prepays a Credit Extension.

"Prepayment Principal Amount" means the remaining principal amount of a Credit Extension which Borrower has elected to prepay or the principal amount of such Credit Extension which Bank has required Borrower to prepay because of acceleration in accordance with this Agreement.

"Prepayment Penalty" means, with respect to the prepayment of a Fixed Rate Advance, the sum of:

(a) to the extent not paid by Borrower, the Prepaid Principal Amount for such Fixed Rate Advance and interest accruing on such Prepaid Principal Amount up to, but not including, the Prepayment Date; plus

(b)  Five Hundred Dollars ($500.00); plus

(c) the present value, discounted at the Reinvestment Rates, of the positive amount, if any, by which (A) the interest the Bank would have earned at the interest rate applicable to such Fixed Rate Advance had the Prepaid Principal Amount not been prepaid prior to the end of the applicable Fixed Rate Interest Period, exceeds (B) the interest the Bank would earn through the end of the applicable Fixed Rate Interest Period, by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

"Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

Comerica Bank - Loan and Security Agreement

"Property" means the real property and improvements thereon located at 1745 Eaton Avenue, Bethlehem, Pennsylvania 18018.

"Quick Assets" means, as of any applicable date, the amounts that should, in accordance with GAAP, be included in cash, cash equivalents and short-term investments, and accounts receivable net of the allowance for doubtful accounts, on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date.

"Reinvestment Rates" means the per annum rates of interest equal to the rate of interest reasonably determined by the Bank to be in effect not more than seven
(7) Business Days prior to the applicable Prepayment Date (i) in the case of a prepayment of a LIBOR Advance, in the London interbank market, and (ii) in the case of a Fixed Rate Advance, one-half percent (1/2%) above the rate of interest reasonably determined by the Bank to be in effect not more than seven (7) Business Days prior to the applicable Prepayment Date in the secondary market for United States Treasury Obligations, in each case in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the Payment Date(s) against which the Prepaid Principal Amount will be applied.

"Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer, the Controller and the Vice President, Finance of Borrower.

"Revolving Advance" or "Revolving Advances" means a cash advance or cash advances under the Revolving Facility.

"Revolving Facility" means the facility under which Borrower may request Bank to issue, and Bank shall provide, one or more Revolving Advances, as specified in
Section 2.1(b) hereof.

"Revolving Maturity Date" means September 9, 2003.

"Schedule" means the schedule of exceptions attached hereto.

"Solvent" means, as to any Person, that such Person (i) owns property whose fair saleable value is, to the best knowledge of such Person, greater than the amount required to pay all of such Person's Indebtedness, (ii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) to the best knowledge of such Person, has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

"SOS Reports" means the official reports from the Secretaries of State of each Collateral States, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

"Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank and pursuant to an acceptable subordination agreement (and identified as being such by Borrower and Bank).

"Subsidiary" means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

"Tangible Net Worth" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included in capital stock, partnership interest or limited liability company interest and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, in the consolidated balance sheet of Borrower and its Subsidiaries, as of such date.

"Term Advance" means the cash advance or cash advances under Section 2.1(c) hereof.

Comerica Bank - Loan and Security Agreement

"Term Maturity Date" means March 10, 2006.

"Trademarks" means any of Borrower's trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

"Treasury Note Rate" means the then current yield to maturity of a United States Treasury security, having a remaining term to maturity nearest to the term (i.e. 3.5, 4 or 5 years, as applicable) applicable to a Fixed Rate Advance pursuant to
Section 2.3(a), as reported in the Wall Street Journal on the first day of the applicable Fixed Rate Interest Period.

"Variable Rate Advance" means a Credit Extension where the Borrower elects to pay interest on such Credit Extension at a variable rate of interest pursuant to
Section 2.3(a)(i)(A), 2.3(a)(ii)(A), 2.3(a)(iii)(A), or 2.3(a)(iv)(A) hereof.

Comerica Bank - Loan and Security Agreement

DEBTOR              ORASURE TECHNOLOGIES, INC.

SECURED PARTY:      COMERICA BANK--CALIFORNIA


                                    EXHIBIT B

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the Pennsylvania Uniform Commercial Code, as amended or supplemented from time to time.

                                    EXHIBIT C

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.
DEADLINE FOR EQUIPMENT ADVANCES IS 3:00 P.M., P.S.T.*
*Subject to 3 day advance notice.

TO:    [____________]                                      DATE: _______________

FAX #: [____________]                                      TIME: _______________


--------------------------------------------------------------------------------

FROM:   OraSure Technologies, Inc.
CLIENT NAME (BORROWER)
REQUESTED BY: __________________________________________________________________
AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # _______________     TO ACCOUNT # ________________________________


REQUESTED TRANSACTION TYPE                  REQUEST DOLLAR AMOUNT

                                            $___________________________________
PRINCIPAL INCREASE (ADVANCE)                $___________________________________
PRINCIPAL PAYMENT (ONLY)                    $___________________________________
INTEREST PAYMENT (ONLY)                     $___________________________________
PRINCIPAL AND INTEREST (PAYMENT)            $___________________________________

OTHER INSTRUCTIONS: ____________________________________________________________
________________________________________________________________________________

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


____________________________________________     _______________________________
Authorized Requester                             Phone #


____________________________________________     _______________________________
Received By (Bank)                               Phone #


_____________________________
Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                    EXHIBIT D

BORROWING BASE CERTIFICATE


Borrower: OraSure Technologies, Inc.            Lender: Comerica Bank-California

Commitment Amount: $4,000,000.00

ACCOUNTS RECEIVABLE
     1.   Accounts Receivable Book Value as of ___                  $___________
     2.   Additions (please explain on reverse)                     $___________
     3.   TOTAL ACCOUNTS RECEIVABLE                                 $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     4.   Amounts over 90 days from invoice date      $___________
     5.   Balance of 25% over 90 day accounts         $___________
     6.   Concentration Limits
     7.   Foreign Accounts                            $___________
     8.   Governmental Accounts                       $___________
     9.   Contra Accounts                             $___________
     10.  Intercompany/Employee Accounts              $___________
     11.  Other (please explain on reverse)           $___________
     12.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                      $___________
     13.  Eligible Accounts (#3 minus #12)                          $___________
     14.  LOAN VALUE OF ACCOUNTS (__% of #13)                       $___________

BALANCES

     15.  Maximum Loan Amount                                       $___________
     16.  Total Funds Available [Lesser of #14 or #15]              $___________
     17.  Present balance owing on Line of Credit                   $___________
     18.  Outstanding under Sublimits (Letters of Credit
          and Credit Card Services)
     19.  Excess Collateral Availability (#19 minus #17 and #18)    $___________

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank-California.

OraSure Technologies, Inc.


By: ______________________________
          Authorized Signer

                                    EXHIBIT E
                             COMPLIANCE CERTIFICATE

TO:         COMERICA BANK--CALIFORNIA

FROM:       ORASURE TECHNOLOGIES, INC.

The undersigned authorized officer of OraSure Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants under the Agreement, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (except for representations and warranties referring to a prior date which shall be true and correct in all material respects only as of such prior date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these were prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

        Reporting Covenant                                Required                            Complies
        -------------------                               --------                            --------
        Monthly Financial Statements                      Monthly within 20 days              Yes     No
        Annual (CPA Audited) Financial Statements         FYE within 90 days                  Yes     No
        10K and 10Q                                       (as applicable)                     Yes     No
        A/R Agings and Borrowing Base Cert.               Monthly within 20 days              Yes     No
        A/R Audit                                         Initial and Annual                  Yes     No
        Projection                                        FYE within 30 days                  Yes     No

        Financial Covenant                                        Required                 Actual              Complies
        ------------------                                        --------                 ------              --------
             Minimum Quick Ratio                                    2.00:1.00             _____:1.00           Yes     No
             Minimum Tangible Net Worth                           $19,000,000             $_________           Yes     No
             Minimum Liquidity                                    $ 7,500,000*            $_________           Yes     No
             Minimum Profitability                                $_________              $_________           Yes     No

____________

* Including $___________ of cash, cash equivalents and short-term investments ($4,000,000 minimum)

Comments Regarding Exceptions:  See Attached.

Sincerely,

_____________________________________
SIGNATURE


_____________________________________
TITLE


_____________________________________
DATE

--------------------------------------------------------------------------------
BANK USE ONLY

Received by: ___________________________________________________________________
AUTHORIZED SIGNER

Date: __________________________________________________________________________

Verified: ______________________________________________________________________
AUTHORIZED SIGNER

Date: __________________________________________________________________________

Compliance Status                              Yes        No

--------------------------------------------------------------------------------

                             SCHEDULE OF EXCEPTIONS

Location of Collateral (Sections 5.3, 7.7 and 7.10)

     1. Raw materials, manufacturing and packaging equipment, computer equipment and software, and finished product are maintained at the following location for the manufacture or assembly of Borrower's OraQuick(R) rapid HIV test:

        Pacific BioTech
        42 Moo 4 Petchaboon-Chalianglub Rd.
        Napa, Muang
        Petchaboon 67000
        Thailand

     2. Raw materials, manufacturing and packaging equipment and finished product are maintained at the following location for the manufacture or assembly of Borrower's Intercept(R) and OraSure(R) oral fluid collection devices:

        MML Diagnostics Packaging, Inc.
        1625 NW Sundial Road
        PO Box 458
        Troutdale, Oregon  97060

     3. From time to time, Borrower may allow its customers to use laboratory and other Equipment pursuant to reagent rental or other arrangements in the ordinary course of business and such Equipment shall be located at specific customer locations. As of the Closing Date, laboratory equipment under reagent rental agreements is located at the following customers of Borrower:

Customer                                          Location                  Equipment
--------                                          --------                  ---------
Community BioResources                            Birmingham, AL            312e Reader
Alpha Therapeutic                                 Memphis, TN               312e Reader (two units)
Alpha Therapeutic                                 Memphis, TN               EL404 Washer (two units)
Alpha Therapeutic                                 Memphis, TN               Hamilton AT (two units)
Santa Clara Crime Lab                             Santa Clara, CA           Hamilton AT Plus
Santa Clara Crime Lab                             Santa Clara, CA           Microplate Reader
Santa Clara Crime Lab                             Santa Clara, CA           Microplate Washer
Santa Clara Crime Lab                             Santa Clara, CA           Omni Processor
Las Vegas Metropolitan Police Department          Las Vegas, NV             PersonalLAB
KS Bureau of Investigation                        Topeka, KS                PersonalLAB
ID State Pol./Forensic Serv  - C                  Coeur D  Alene, ID        PersonalLAB
ID State Pol./Forensic Serv  - P                  Pocatello, ID             PersonalLAB
U MASS Memorial                                   Worchester, MA            PersonalLAB
New Mexico Dept. of  Public Health                Albuquerque, NM           PersonalLAB
Contra Costa County Sheriff's Crime Lab.          Martinez, CA              PersonalLAB
Sacramento County Crime Lab                       Sacramento, CA            PersonalLAB (two units)
American Medical Laboratory                       Chantilly, VA             PersonalLAB (two units)
LA County Sheriff's Crime Laboratory              Los Angeles, CA           Labotech

     4. Intercept(R) and OraSure(R) oral fluid collection devices and reagents and assays are maintained on consignment at the following laboratory distributor:

        LabOne, Inc.
        10101 Renner Blvd.
        Lenexa, Kansas  66219-9752

     5. Borrower maintains Permitted Investments with the following financial institutions:

        Lafayette Ambassador Bank
        3397 Bath pike
        P.O. Box 25091
        Lehigh Valley, PA 18002-5091

        Merrill Lynch Investments
        7424 Windsor Drive
        Allentown, PA 18106

     6. Borrower maintains demand/deposit accounts with the following financial institutions:

        Lafayette Ambassador Bank
        3397 Bath Pike
        P.O. Box 25091
        Lehigh Valley, PA 18002-5091

        US Bank
        P.O. Box 64830
        St. Paul, MN 55164-0830

        PNC Bank
        One PNC Plaza, 9/th/ Floor
        Pittsburgh, PA  15265

        Rabobank
        Fokkerstratt 11-2811 EN Reeuwijk
        The Netherlands

     7. Collateral is located at the various leased properties identified in this Schedule under "Permitted Liens."


Ownership of Intellectual Property (Section 5.4)

        None.

Prior Names (Section 5.5)

     1. Epitope, Inc.
     2. STC Technologies, Inc.
     3. SolarCare Technologies Corporation
     4. Epitope KK (Joint Venture in Japan)
     5. STC International
     6. Epitope, Inc. DBA Epitope Medical Products
     7. Epitope, Inc. DBA Immunologic Associates

Litigation (Section 5.6)

        None.

Permitted Indebtedness (Section 7.4; Exhibit A)

As of the Closing Date, Borrower had the following Indebtedness:

     1. Indebtedness to the Pennsylvania Industrial Development Authority, originally in the amount of $760,611.00 and with a present outstanding balance of $408,893.00, secured by a mortgage on the Property.

Permitted Liens (Section 7.5; Exhibit A)

Borrower is party to the following leases as of the Closing Date:

     1. Modified Triple Net Lease, dated September 30, 1999, as amended, between PS Business Parks, L.P. and Epitope, Inc., covering Borrower's office, manufacturing and research and development facilities at 8505 SW Creekside Place, Beaverton, Oregon 97008.

     2. Commercial Lease, dated April 30, 1999, as amended, and Right of First Refusal and Purchase Option Agreement, dated April 30, 1999, between Northampton County New Jobs Corp. and STC Technologies, Inc., covering Borrower's office, manufacturing and research and development facilities at 150 Webster Street, Bethlehem, Pennsylvania 18015.

     3. Commercial Lease, dated March 1, 2002, as amended, between Tech III Partners, LLC and OraSure Technologies, Inc., covering Borrower's office and manufacturing facilities to be located at 220 East First Street, Bethlehem, Pennsylvania 18015.

     4. Lease Agreement, dated as of April 1, 2002, between Westside Warehouse Ltd. and OraSure Technologies, Inc., covering certain warehouse space at 15/th/ and Gary Streets, Bethlehem, Pennsylvania 18018.

     5. Lease Agreement, dated November 1, 2001, between HQ Global Workplaces, Inc. and OraSure Technologies, Inc., covering office space at 401 N. Michigan Avenue, Chicago, Illinois 60611.

     6. Business Park Lease, dated October 1, 1991, between Petula Associates, Ltd., Knoll Portland Associates and Epitope, Inc., covering warehouse space at 10120 Nimbus Ave., Ste. C/5b, Portland, Oregon 97223.

     7. Lease Agreement, dated June 8, 1998, between STC Technologies, Inc. and Billsan BV (succeeded by DeVrind), covering office space at Fokkerstraat 11, 2811 En Reeuwijk, The Netherlands.

Permitted Investments (Sections 5.10, 7.7; Exhibit A)

As of the Closing Date, Borrower held the following Investments:

     1.   775,028 shares of capital stock of Altrix HealthCare plc.

     2.   Investments described in this Schedule under "Location of Collateral."

Transactions with Affiliates (Section 7.8)

Borrower has entered into a Commercial Lease with Tech III Partners, LLC, which provides for the construction of an approximate 48,000 square foot manufacturing, research and development and office facility in Bethlehem, Pennsylvania, and the lease of that facility to Borrower. Tech III Partners, LLC is a limited liability company owned and controlled by Michael J. Gausling, Borrower's President and Chief Executive Officer, and R. Sam Niedbala, Ph.D., Borrower's Executive Vice President and Chief Science Officer.

Eligible Foreign Accounts

        None.

                            COMERICA BANK--CALIFORNIA
                                   Member FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS

Name:  OraSure Technologies, Inc.                       Date: September 10, 2002

     $3,887,210.58 wired to Commonwealth Land Title to be disbursed in accordance with the settlement sheet.

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank-California to disburse the loan proceeds as stated above.

___________________________________          ___________________________________
Signature                                    Signature

                         AGREEMENT TO PROVIDE INSURANCE

TO: COMERICA BANK-CALIFORNIA                     Date: September 10, 2002
    Loan Documentation Services Operations
    9920 S. La Cienega Blvd.
    14/th/ Floor
    Inglewood, CA 90301                          Borrower: ORASURE TECHNOLOGIES,
                                                           INC.

    In consideration of loans in the aggregate amount of up to $10,887,210.58, secured by, among other things, all tangible personal property including inventory and equipment.

    Borrower agrees to obtain adequate insurance coverage to remain in force during the term of the loans.

    Borrower also agrees to advise the below named agent to add Comerica Bank-California as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

    Borrower understands that the policy must contain:

    1.  Fire and extended coverage in an amount sufficient to cover:

        (a) The amount of the loans, OR

        (b) All existing encumbrances, whichever is greater,

    But not in excess of the replacement value of the improvements on the real property.

    2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Comerica Bank-California, or any other form acceptable to Bank.

INSURANCE INFORMATION

    Insurance Co./Agent: The Addis Group           Telephone No.: (610) 279-8550

    Agent's Address: 2300 Renaissance Boulevard

                     King of Prussia, Pennsylvania 19406-2772

                     Signature of Obligor: _________________________

                     Signature of Obligor: _________________________

--------------------------------------------------------------------------------


           ---------------------------------------------------------
           FOR BANK USE ONLY

           INSURANCE VERIFICATION: Date: ___________________________

           Person Spoken to: _______________________________________

           Policy Number: __________________________________________

           Effective From: ________________  To: ___________________

           Verified by: ____________________________________________

           ---------------------------------------------------------


--------------------------------------------------------------------------------
COMERICA BANK
California's Business Banks             AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To:  Comerica Bank-California

Re:  Loan # ___________________________________

You are hereby authorized and instructed to charge account No.__________________ in the name of OraSure Technologies, Inc.

--------------------------------------------------------------------------------
for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

                   X  Debit each interest payment as it becomes due according to
                  ---
                  the terms of the Loan and Security Agreement and any renewals or amendments thereof.

                   X  Debit each principal payment as it becomes due according
                  ---
                  to the terms of the Loan and Security Agreement and any
                  renewals or amendments thereof.

                   X  Debit each payment for Bank Expenses as it becomes due
                  ---
                  according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

--------------------------------------------------------------------------------

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
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    Borrower Signature                                    Date
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